UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): November 20, 2012

CENTRAL HUDSON GAS & ELECTRIC CORPORATION
(Exact name of Registrants as specified in its charter)

Commission File Number	Registrant, State of Incorporation Address and Telephone Number	IRS Employer Identification No.
1-3268	Central Hudson Gas & Electric Corporation (Incorporated in New York) 284 South Avenue Poughkeepsie, NY 12601-4839 (845) 452-2000	14-0555980

Not applicable
(Former name and former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01    Other Events

Reference is made to Registrant's Registration Statement on Form S-3, as amended (Registration No. 333-163248) (the "Registration Statement"), for the registration under the Securities Act of 1933, as amended, of $250,000,000 aggregate principal amount of Registrant's unsecured debt securities (the "Debt Securities") that Registrant may issue in one or more series from time to time under Registrant's Indenture, dated as of April 1, 1992, as supplemented (the "Indenture"), to U.S. Bank Trust National Association (as successor to Morgan Guaranty Trust Company of New York), as Trustee.  The Registration Statement became effective on January 6, 2010.
In connection with its medium-term note program, on March 16, 2010, Registrant created and established a series of Debt Securities, in the initial aggregate principal amount of $250,000,000, designated as its "Medium-Term Notes, Series G" (the "Notes") and entered into a Distribution Agreement, dated March 16, 2010, with certain financial institutions (the "Agents") for the offer and sale of the Notes from time to time.
On November 20, 2012 Registrant issued and sold through the Agents a tranche of the Notes in the aggregate principal amount of $24,000,000 (the "Notes of the Tranche").  The Notes of the Tranche bear interest at the fixed rate of 4.065% per annum and mature on October 1, 2042.  The Notes of the Tranche may not be redeemed prior to maturity.
Pursuant to an undertaking made by Registrant with the Securities and Exchange Commission and Staff Legal Bulletin No. 19(CF), Registrant has filed as an exhibit to this Current Report on Form 8-K an unqualified opinion of counsel with respect to the issuance and sale of the Notes of the Tranche.
Item 9.01    Financial Statements and Exhibits

(d)  Exhibits. The following is filed as an exhibit to this Form 8-K pursuant to Item 6.01 of Regulation S-K:

5.1      Opinion of Counsel re Legality

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned, thereunto duly authorized.

CENTRAL HUDSON GAS & ELECTRIC CORPORATION

Date: November 20, 2012	By:	/s/ Kimberly J. Wright
Kimberly J. Wright
Controller

EXHIBIT INDEX

Exhibit No.	Exhibit

5.1	Opinion of Counsel re Legality